UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 104 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, Document Security Systems, Inc. (“DSS” or the “Company”), DSS Cyber Security Pte. Ltd. (“DCS”) and Mr. Heng Fai Chan, the Chief Executive Officer (the “CEO”) of DCS and the Chairman of the Board of Directors of the Company, entered into an amendment (the “2020 Amendment”) to Mr. Chan’s employment agreement (the “2019 Employment Agreement”) dated September 23, 2019, effective January 1, 2020, pursuant to which (i) the term of the 2019 Employment Agreement was extended to December 31, 2022 and (ii) Mr. Chan’s salary and bonus were adjusted and redefined for the period from January 1, 2020 till December 31, 2022. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the 2020 Amendment attached hereto as Exhibit 10.1.

In accordance with the 2020 Amendment, Mr. Heng Fai Chan shall receive $61,799.49 payable in cash for his services provided as a director of the Company for the period from July 15, 2019 till December 31, 2019. Pursuant to the 2020 Amendment, Mr. Chan’s monthly base salary (“Base Salary”) has been reduced to $1 commencing January 1, 2020 and Mr. Chan shall be eligible to receive certain performance bonuses based upon the annual market capitalization growth of the Company (the “Growth Bonus”) and the annual net asset value change of the Company (the “NAV Bonus”). The Growth Bonus will be equal to 5% of the year over year increase in DSS’s market capitalization, with the measurement of DSS’s market capitalization determined by (a) the total number of outstanding shares of DSS common stock at fiscal year end multiplied by (b) the 10-day volume weighted average price (“VWAP”) of DSS common stock on the principal trading market prior to such year end. The NAV Bonus will be equal to 5% of the year over year increase of DSS’s net asset value (“NAV”), with the measurement of DSS’s fiscal year end NAV (equal to DSS’s total assets minus total liabilities) calculated in accordance with generally accepted accounting principles.

In addition, Mr. Heng Fai Chan will have the option to have his Base Salary and/or Performance Bonus, if any, paid in either cash or in DSS common stock under the Company’s Employee, Director and Consultant Equity Incentive Plan, in accordance with the notice requirements and procedures set forth in the 2020 Amendment. Under the 2020 Amendment, if Mr. Chan chooses to convert part or all of his Base Salary and/or Performance Bonus into DSS common stock, the conversion rate used will be the 10-day VWAP of the DSS common stock immediately before the date that Mr. Chan requests in writing to elect the stock payment option.

In March 2020, the Compensation Committee of the Company unanimously approved the terms and form of the 2020 Amendment, which were subsequently approved by the full Board of Directors of the Company on June 29, 2020. The above summary of the material terms of the 2020 Amendment is qualified by reference to the text of the Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	2020 Amendment entered by and among the Company, DSS Cyber Security Pte. Ltd. and Heng Fai Chan on November 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 25, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer